UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, Duke Energy Corporation (“Duke Energy”) announced that Mr. Douglas F Esamann, has been appointed to the position of Executive Vice President and President, Midwest and Florida Regions, effective June 1, 2015.  Mr. Esamann, age 57, has been President of Duke Energy Indiana, Inc., an indirect wholly owned subsidiary of Duke Energy, since November 2010.  Mr. Esamann served as Senior Vice President of Corporate Strategy from July 2009 until November 2010.

In connection with the appointment of Mr. Esamann to Executive Vice President and President, Midwest and Florida Regions, the Compensation Committee of the Board of Directors of Duke Energy, effective as of June 1, 2015, approved an increase in his annual base salary from $378,540 to $450,000, an increase in his short-term incentive opportunity from 45% to 70% of his annual base salary, and an increase in his long-term incentive opportunity from 75% to 150% of his annual base salary.

In addition, Mr. Esamann will participate in the Duke Energy Corporation Executive Severance Plan as a “Tier I” participant and has entered into a Change in Control Agreement in substantially the same form as Duke Energy’s other executive officers. The Executive Severance Plan and Duke Energy’s Change in Control Agreement are described in more detail on pages 61-62 of Duke Energy’s Proxy Statement dated March 26, 2015.  Mr. Esamann otherwise will continue to participate in the compensation and benefit plans in which he was participating prior to his promotion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: May 19, 2015	By:	/s/ Julia S. Janson
Executive Vice President, Chief Legal
Officer and Corporate Secretary